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                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                               ------------

                                 FORM 8-A
             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                     MORGAN STANLEY DEAN WITTER & CO.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                                  36-3145972
------------------------------------------                 ------------------------------------------
 (State of Incorporation or Organization)                      (IRS Employer Identification no.)

     1585 Broadway, New York, New York                                       10036
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 (Address of Principal Executive Offices)                                  (Zip Code)

If this Form relates to the registration of                If this Form relates to the registration
a class of securities pursuant to Section                  of a class of securities pursuant to
12(b) of the Exchange Act and is effective                 Section 12(g) of the Exchange Act and is
pursuant to General Instruction A.(c),                     effective pursuant to General Instruction
please check the following box. [X]                        A.(d), please check the following box. [ ]



Securities Act registration statement file number to which this form relates:
333-46935

Securities to be registered pursuant to Section 12(b) of the Act:

               Title of Each Class                        Name of Each Exchange on Which
               to be so Registered                        Each Class is to be Registered
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Medium-Term Notes, Series C (Canon Inc. 3% Currency       THE AMERICAN STOCK EXCHANGE, INC.
Protected Securities Due August 8, 2000) ("CPS")


Securities to be registered pursuant to Section 12(g) of the Act:


                                   None
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                             (Title of Class)

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               Item 1. Description of the Registrant's Securities to be
         Registered.

               The title of the class of securities to be registered hereunder is: Medium-Term Notes, Series C (Canon Inc. 3% Currency Protected Securities Due August 8, 2000) ("CPS"). A description of the CPS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-46935) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated March 26, 1998 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the CPS contained in the pricing supplement dated August 5, 1998 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the CPS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

               Item 2. Exhibits.

               The following documents are filed as exhibits hereto:

               4.1 Proposed form of Global Note evidencing the CPS.



                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        MORGAN STANLEY DEAN WITTER & CO.
                                        (Registrant)


Date: August 5, 1998                    By: /s/ Ronald T. Carman
                                            --------------------------------
                                            Name: Ronald T. Carman
                                            Title:   Assistant Secretary



                             INDEX TO EXHIBITS


Exhibit No.                                                     Page No.

4.1 Proposed form of Global Note evidencing the CPS               A-1